UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 22, 2004

PDF Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31311	25-1701361

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West San Carlos Street, Suite 700, San Jose, CA	95110

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 280-7900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.
Item 12. Results of Operations and Financial Condition.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated April 22, 2004 regarding financial results and certain other information related to the first fiscal quarter of 2004 ended March 31, 2004
99.2	Press Release dated April 22, 2004 regarding the financial outlook for the second fiscal quarter ending June 30, 2004 and the third fiscal quarter ending September 30, 2004

Item 12. Results of Operations and Financial Condition.

     On April 22, 2004, PDF Solutions, Inc. (“PDF Solutions” or “PDF”) issued a press release regarding its financial results and certain other information related to the first fiscal quarter of 2004 ended March 31, 2004. Also on April 22, 2004, PDF Solutions issued a press release regarding the financial outlook for the second fiscal quarter ending June 30, 2004 and the third fiscal quarter ending September 30, 2004. A copy of each press release is attached as Exhibit 99.1 and Exhibit 99.2, respectively.

Use of Non-GAAP Information

     In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude certain charges as additional information relating to its operating results. PDF’s management believes that the presentation of these measures provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations. PDF Solutions has also chosen to provide this information to investors to enable them to perform meaningful comparisons of its past, present and future operating results. These measures are not in accordance with, or an alternative to, GAAP and may be different from non-GAAP measures used by other companies. The calculations of non-GAAP financial measures have been adjusted to exclude the effects of amortization of stock-based compensation and intangibles.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF Solutions, Inc.

	By:	/s/ P. Steven Melman
	Name:	P. Steven Melman
	Title:	Vice President, Finance and Administration
and Chief Financial Officer
Dated: April 22, 2004

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EXHIBIT INDEX

Number	Exhibit
99.1	Press Release dated April 22, 2004 regarding financial results and certain other information related to the first fiscal quarter of 2004 ended March 31, 2004
99.2	Press Release dated April 22, 2004 regarding the financial outlook for the second fiscal quarter ending June 30, 2004 and the third fiscal quarter ending September 30, 2004